Exhibit VI
                                                                      ----------

                                    AGREEMENT
                                    ---------

      AGREEMENT, dated as of September 28, 2001, among UNITED
RENTALS, INC. (the "Company"), APOLLO INVESTMENT FUND IV, L.P.,
                    -------
APOLLO OVERSEAS PARTNERS IV, L.P. and CHASE EQUITY ASSOCIATES, L.P. (each, a "Holder" and, collectively, the "Holders").
          ------                          -------

        WHEREAS, the Company has issued (i) 300,000 shares of Perpetual Convertible Preferred Stock, Series A, par value $.01 per share ("Series A
                                                                  --------
Preferred"), having the powers, preferences and relative, participating,
---------
optional and other special rights, and qualifications, limitations and restrictions ("Terms") set forth in the Certificate of Designation of the Series
               -----
A Preferred, as amended (the "Series A Designations"), filed with the Secretary
                              ---------------------
of State of the State of Delaware (the "Delaware Secretary") pursuant to the
                                        ------------------
General Corporation Law of the State of Delaware (the "DGCL"), and (ii)
                                                       ----
Perpetual Convertible Preferred Stock, Series B, par value $.01 per share ("Series B Preferred" and, collectively with the Series A Preferred, the
  ------------------
"Preferred Shares"), having the Terms set forth in the Certificate of
 ----------------
Designation of the Series B Preferred filed with the Delaware Secretary pursuant to the DGCL (the "Series B Designations") and consisting of 500,000 shares, of
                  ---------------------
which 450,000 shares were designated as Class B-1 Perpetual Convertible Preferred Stock (the "B-1 Preferred") and 50,000 shares were designated as Class
                      -------------
B-2 Perpetual Convertible Preferred Stock (the "B-2 Preferred"); and
                                                -------------

      WHEREAS, there are outstanding 300,000 shares of Series A
Preferred, of which Apollo Investment Fund IV, L.P. owns 284,726 shares and Apollo Overseas Partners IV, L.P. owns 15,274 shares; and

      WHEREAS, there are outstanding 105,252 shares of B-1
Preferred, of which Apollo Investment Fund IV, L.P. owns 94,726 shares, Apollo Overseas Partners IV, L.P. owns 5,274 shares and
Chase Equity Associates, L.P. owns 5,252 shares; and

      WHEREAS, there are outstanding 44,748 shares of B-2
Preferred, all of which are owned by Chase Equity Associates, L.P.;
and

      WHEREAS, the respective owners of the shares of Series A Preferred wish to exchange such shares for the same number of shares of Perpetual Convertible Preferred Stock, Series C, par value $.01 per share ("Series C Preferred"),
                                                      ------------------
having the Terms to be set forth in the Certificate of Designation of the Series C Preferred (the "Series C Designations") described in this Agreement; and
                  ---------------------
      WHEREAS, the respective owners of the shares of B-1 Preferred wish to exchange such shares for the same number of shares of Perpetual Convertible Preferred Stock, Series D ("Series D Preferred"), Class D-1 ("D-1 Preferred"),
                            ------------------                -------------
par value $.01 per
share, having the Terms to be set forth in the Certificate of
Designation of the Series D Preferred (the "Series D Designations") described in
                                            ---------------------
this Agreement; and

      WHEREAS, the owner of the shares of B-2 Preferred Stock wishes to exchange such shares for the same number of shares of Series D Preferred, Class D-2 ("D-2
                                                                             ---
Preferred"), having the Terms to be set forth in the Series D Designations.
---------
      NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Filing of Designations
----------------------------

(a) On or prior to the date hereof, the Company has entered into a Rights Agreement dated as of the date hereof, a true and complete copy of which has been initialed by the
           Company and one or more Holders (the "Rights Agreement"),
                                                 ----------------
           and has declared a distribution of one Right (a "Right")
                                                            -----
           to purchase one one-thousandth of a share of Series E
           Junior Participating Preferred Stock of the Company in respect of each share of common stock of the Company, par value $.01 per share ("Common Stock") which is issued and
                                  ------------
           outstanding on a record date of October 19, 2001 and with
           a payment date of October 19, 2001.

(b) As soon as practicable after the date hereof, the Company shall file the Series C Designations and the Series D Designations with the Delaware Secretary pursuant to the DGCL.

(c) Forthwith on such filings, the Company and the respective owners of shares of Series A Preferred shall exchange such shares for the same number of shares of Series C Preferred; the Company and the respective owners of shares of B-1 Preferred Stock shall exchange such shares for the same number of shares of D-1 Preferred; and the Company and the owner of the shares of B-2 Preferred Stock shall exchange such shares for the same number of shares of D-2 Preferred.

(d) All references in any registration rights or other agreements with the Company to the Preferred Shares that are owned by Holders shall from and after the exchange aforesaid be deemed to refer to the shares of Preferred Stock into which the exchanges aforesaid are made.

(e)        On the date of the exchanges provided for in paragraphs (b),
           (c) and (d) of this Section 1, the Company shall issue, with respect to each share of Preferred Stock which is issued by the Company pursuant to the aforesaid paragraphs (b), (c) and (d) of this Section 1, a number of Rights which equals the number of shares of Common
           Stock into which each share of Preferred Stock is then convertible. Such Rights shall have the terms

            (including, without limitation, the terms relating to the redemption thereof), shall be entitled to the benefits of, and be subject to the conditions of the Rights Agreement, as if such Rights initially were issued pursuant thereto. Such Rights shall be evidenced by the certificates representing the Preferred Shares issued pursuant to paragraphs (b), (c) and (d) of this Section 1 until the Distribution Date, or by Right Certificates in substantially the form of Exhibit A to the Rights Agreement subsequent to the Distribution Date. Upon conversion of any Preferred Share prior to the Distribution Date, the Rights issued in respect of such Preferred Share shall cease to exist and the holder of the shares of Common Stock received upon conversion of such Preferred Shares shall be issued Rights in accordance with the provisions of the Rights Agreement. The number of Rights issued in respect of each Preferred Share, the Exercise Price and the number and kinds of shares of capital stock issuable upon exercise of the Rights shall be subject to adjustment from time to time only in accordance with the terms of the Rights Agreement. In the event that the Rights shall be redeemed by the Board of Directors of the Company in accordance with their terms while any Preferred Shares are outstanding, the holder of any Preferred Share then outstanding shall have the right to receive the Redemption Price with respect to each Right then held by such holder.

2.    The Terms of the Designations
-----------------------------------

(a) Except as set forth below, the Terms of the Series C Designations shall be identical to the Terms of the Series A Designations, and the Terms of the Series D Designations shall be identical to the Terms of the Series B Designations.

(b) Where the Series A Designations and Series B Designations refer to the Series A Preferred, or to the Series B Preferred, or to the B-1 Preferred or to the B-2 Preferred, the Series C and Series D Designations shall instead respectively refer to Series C Preferred, Series D Preferred, D-1 Preferred and D-2 Preferred. The Series C Preferred, Series D Preferred, D-1 Preferred and D-2 Preferred are hereinafter sometimes collectively referred to as the "Preferred Stock").
                      ---------------


(c) Section 2 of each of the Series C and Series D Designations shall contain the following paragraphs immediately following the existing text:


      Dividends in the event of a Non-Approved Change in Control.
      ----------------------------------------------------------

      Certain Definitions.


            "Non-Approved Change in Control" means the occurrence of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the

            "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting capital stock of the Company (a "50%
                                                                          --
            Condition"); and (b) as of the time of occurrence of such 50%
            ---------                                                 --
            Condition, (i) no Pre-Change in Control Grant Date shall have
            ---------
            occurred and (ii) the Company and the Board (which term shall include any committee of the Board) shall have disapproved (and recommended against, if applicable) such person or group becoming such a beneficial owner of more than 50% of the total voting capital stock of the Company; provided, however, that if the Company or the
                                  --------  -------
            Board shall have, without the prior written consent of the holders of a majority of the shares of Preferred Stock then outstanding (a "Majority of the Holders"), (1) failed to maintain in force and
             -----------------------
            effect at all times, without lapse, the Rights Agreement and the Rights, with only such amendments or modifications thereto as shall be approved by a Majority of the Holders, or (2) amended the Rights Agreement in any manner that reduces the rights it affords to the Company's shareholders or reduces the exercise price of Rights under the Rights Agreement, or (3) waived any provision of the Rights or the Rights Agreement with respect to any person or group that is or becomes the person or group described in clause (a), exempted any person or group that is or becomes the person or group described in clause (a) in whole or in part from the operation or effect of the Rights or the Rights Agreement, or exempted any person or group that is or becomes the person or group described in clause (a) from the applicability of Section 203 of the Delaware General Corporation Law or any successor provision, or entered into any agreement, arrangement or understanding with respect to any of the foregoing, or (4) facilitated or suffered to exist any mitigation or circumvention of the intended effects of the Rights or the Rights Agreement, or (5) failed, within 20 days after receipt of a written request therefor by a Majority of the Holders, to increase the exercise price of Rights under the Rights Agreement to the extent necessary so that immediately after such increase the ratio of such exercise price to the average of the closing prices of the Common Stock, as reported by the principal securities exchange upon which the Common Stock is listed, for the 30 trading days immediately preceding the date of such request is not less than three-to-one, then the occurrence of a 50% Condition shall be deemed to constitute a Change in Control unless a Pre-Change in Control Grant Date shall have occurred.


            The "Pre-Change in Control Grant Date" shall be the date, if any,
                 --------------------------------
            before the occurrence of a 50% Condition, on which the Company grants to all holders of shares of Preferred Stock the immediately exercisable right to require the Company to redeem their shares of Preferred Stock at the price and terms which would then apply in respect of a Change in Control; provided, however, that the holders of shares of Preferred
                     --------  -------
            Stock may exercise such rights at any time during the five-Business-Day period following the occurrence of the 50% Condition; and provided, further, that the holders shall have
                           --------  -------
            received an opinion of counsel to the Company that such right to require the Company to redeem their shares is a valid and enforceable obligation of the Company and is not limited by any law or other obligation to which the Company is subject.


            "Start Date" means the date and time upon which a Non-Approved
             ----------
            Change in Control shall have occurred, provided that unless and
                                                   --------
            until Bradley S. Jacobs shall have sold, transferred or otherwise disposed of more than 6 million shares of Common Stock after September 24, 2001, no Start Date shall be deemed to have occurred unless a 50% Condition shall have occurred without taking into account for the purposes of such defined term any shares of Common Stock beneficially owned by Apollo Investment Fund IV, L.P., or Apollo Overseas Partners IV, L.P. or their respective successors.


            "Determination Date" means each March 15, June 15, September 15 and
             ------------------
            December 15 (unless such day is not a Business Day, in which event the Determination Date shall mean the first succeeding Business
            Day), commencing on the first Determination Date succeeding the Start Date.


      If any shares of Preferred Stock are outstanding as of the close of business on the day in which the Start Date occurs, then the holders shall be entitled, if, as and when unanimously declared by all directors of the Company then in office, to a per share cumulative cash dividend in an amount equal to 10% per annum of the Liquidation Preference, accruing daily commencing from the Start Date, computed on the basis of a 365-day year, compounded annually. If, on or prior to any Determination Date, the Company shall not have declared and paid to a holder of Preferred Stock the full cumulative cash dividends accruing as aforesaid for such shares for the quarterly (or other, as the case may be) period ending on such Determination Date (a "Missed Payment"), each Missed Payment shall be
                             --------------
      added to the Liquidation Preference until paid in full in cash in accordance with Section 4.


      From and after the date of any one or more Missed Payments, the holders shall additionally be entitled, if, as and when unanimously declared by all directors then in office, to a penalty dividend at a rate of 8% per annum of the Liquidation Preference, accruing daily commencing from the date of such Missed Payment, computed on the basis of a 365-day year, compounded annually, until all Missed Payments are paid in cash in full (the "Penalty Dividend"). Each Penalty Dividend not declared and paid in
            ----------------
      cash when due will be added to the Liquidation Preference until paid in full in cash in accordance with Section 4.

      Whenever quarterly dividends payable on shares of Preferred Stock are in arrears (or any Penalty Dividend is owed), thereafter and until all accrued and unpaid dividends (including Penalty Dividends), whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full, or whenever the Company shall not have redeemed shares of Preferred Stock at a time required by the Designations, thereafter and until all redemption obligations which have come due shall have been satisfied, the Company shall not: (i) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all capital stock ranking on a parity with the Preferred Stock and on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled; or
      (iii) redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to, or on a parity with the Preferred Stock. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of capital stock of the Company unless the Company could, pursuant to this paragraph, purchase such shares at such time and in such manner.


      The dividends that would be due as a result of a Start Date under this
      Section 2 (for clarity, that refers to the 10% dividends accruing from the Start Date and any Penalty Dividends) shall cease to accrue from and after the Repurchase Grant Date (as hereinafter defined). The "Repurchase Grant
                                                               ----------------
      Date" shall be the earliest date, if any, on which the Company by,
      ----
      unanimous approval of all directors then in office, grants to all holders of shares of Preferred Stock the right to require the Company to redeem their shares of Preferred Stock at the price and terms which would then apply in respect of a Change in Control; provided, however, that the
                                               --------  -------
      holders of shares of Preferred Stock may exercise such rights at any time during the two-year period following the Repurchase Grant Date , and (for the avoidance of doubt and without duplication) the repurchase price shall be increased by the dividends (including any Penalty Dividends owed) which shall have accrued from the Start Date through and including the Repurchase Grant Date, whether or not declared; and provided, further,
                                                          --------  -------
      that the holders shall have received an opinion of counsel to the Company that such right to require the Company to redeem their shares is a valid and enforceable obligation of the Company and is not limited by any law or other obligation to which the Company is subject.


   (d) Section 3 of the Series C Designations shall contain the following new Section (xxi) and Section 3(d) of the Series D Designations shall contain the following new Section (xx):

      No adjustment to the Conversion Price shall be made as a result of the issuance by the Company of the rights (the "Rights") to acquire Series E
                                                  ------
      Junior Participating Preferred Stock of the Company to be issued pursuant to the Rights Agreement, dated as of September 28, 2001, between the Company and American Stock Transfer & Trust Co. (the "Rights Agreement")
                                                            ----------------
      to holders of Common Stock and Preferred Stock. Any such adjustment to the Conversion Price, if applicable, will be made only upon the Rights becoming exercisable.


   (e) Section 4 of each Designation shall read as follows:


      Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Company's capital stock, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus accrued and unpaid dividends thereon, whether or not declared (including Penalty Dividends), if any, to the date fixed for liquidation, dissolution, winding-up or reduction or decrease in capital stock, plus if a Start Date shall have occurred, an additional amount equal to 6.25% of the Liquidation Preference, compounded annually from the date of issuance up to (and ending on) the Start Date, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all other amounts aforesaid to which holders of Preferred Stock are entitled in preference to holders of Common Stock, such holders will not be entitled to any further participation in any distribution of assets of the Company; provided, however, that, if a Non-Approved Change in Control shall have
      --------  -------
      occurred, after payment in full of the Liquidation Preference and all other amounts aforesaid to which holders of Preferred Stock are entitled in preference to holders of Common Stock, such holders will be entitled to participate with the holders of Common Stock on an as-converted basis in any distribution of assets of the Company, but only after the holders of Common Stock have received a distribution per share equal to the distribution per as-converted share that the holders of Preferred Stock received as payment in full of such Liquidation Preference and all other amounts aforesaid. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, if any, and other amounts payable in such event, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company or reduction or decrease in capital stock.


   (f) The first two paragraphs of Section 5 of each Designation shall read as follows:


      If a Change in Control has occurred or the Company enters into a binding agreement to effect a Change in Control, the Company shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date or anticipated date of consummation thereof to each holder of Preferred Stock, and the Company shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. In respect of an actual or proposed Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, the Company shall be obligated, by notice given at any time before the Change in Control or not more than 10 Business Days after the Change in Control, to offer to purchase within 10 Business Days after the Change in Control all of the then outstanding Preferred Stock tendered under this paragraph at a purchase price in cash per Share equal to the Liquidation Preference thereof plus an amount equal to 6.25% of the Liquidation Preference, compounded annually from the date of issuance to the purchase date, plus all accrued and unpaid dividends (including Penalty Dividends), if any, thereon (whether or not declared) to the purchase date (the "Call
                                                                           ----
      Price"). The Company shall in its Change in Control offer afford to the
      -----
      Holders of Preferred Stock at least five Business Days after the mailing or delivery of the Change in Control offer in which to accept such offer by written notice to the Company; the failure by any Holder to accept such offer shall be deemed a rejection of such offer. Upon the occurrence of a Change in Control that is an acquisition which is accounted for as a "pooling-of-interests" method of accounting under generally accepted accounting principles, all of the outstanding Preferred Stock on the date of the Change in Control will be automatically converted into Common Stock having a market value equal to 109.5% of the Call Price, valued at the closing price of business on the Business Day prior to the date of the Change in Control. The Company shall not consummate any such transaction until the Common Stock to be issued to the Preferred Stockholders has been registered under the Securities Act of 1933, as amended (the "Securities
                                                                    ----------
      Act"). Notwithstanding anything to the contrary herein, offers by the
      ---
      Company under this paragraph 5 shall comply with all procedural and other requirements of federal and state securities laws then in effect, but no such provisions shall negate the obligation of the Company to purchase Shares under this paragraph 5 which are validly tendered and not withdrawn at the price set forth herein.


      "Change in Control" means the occurrence of any of the following events:
       -----------------
      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting capital stock of the Company, and such event is not a Non-Approved Change in Control; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event in a transaction in which the outstanding voting capital stock of the Company is converted into or exchanged for cash, securities or other property, provided that following such transaction the holders of voting stock of the Company immediately prior to such transaction do not own more than 50% of the voting stock of the company surviving such transaction or to which such assets are transferred.

(g)   The Series C Designations shall contain the following new
      Section 6(ii)A:


      If there shall have been a Start Date, and as of the Start Date there are outstanding shares of Series C and Series D Preferred having a Liquidation Preference of not less than $25 million), the Board of Directors shall automatically be increased by the Applicable Number (as hereinafter defined), and the holders of the Series C Preferred shall, automatically, and without any further action by the Board or any stockholder or stockholders of the Company, in addition to any other voting rights, have the right, voting separately as a class on a one vote per share basis (pro rated for fractional shares), in person, by proxy or by written consent in lieu of a meeting, to elect the Applicable Number of additional directors. Whenever such right of the holders of the Series C Preferred shall have vested, such right may be exercised initially either by written consent or at a special meeting of such holders or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The Company shall comply with Section 14(f) of the Securities and Exchange Act and Rule 14f-1 promulgated thereunder. The "Applicable Number" means at any time that number of directors, which when
       -----------------
      added to the number of directors, if any, that were elected by the holders of the Series C Preferred pursuant to Section 6(ii) and that are then in office, shall equal the minimum number that will constitute a majority of the entire Board after the Applicable Number of additional directors are appointed. Such additional directors (and any replacement or successor directors from time to time elected by the holders of the Series C Preferred) shall serve until the later of (i) the first to occur of (A) the Repurchase Grant Date, if any, and (B) the third anniversary of the Start Date, or (ii) the date on which the Company by unanimous approval of the Board has declared and paid in full all accrued dividends (including Penalty Dividends) on all shares of Preferred Stock.


      The directors elected by the holders of the Series C Preferred shall be appointed to and shall constitute a majority of directors of each committee of the Board, and from and after the Start Date any action by any committee of the Board shall require therefor the affirmative vote of a majority of the members thereof, after giving effect to the appointments to be made pursuant to this sentence.

      So long as the designees of the Series C Preferred are entitled to serve on the Board under this Section 6(ii)A, (i) the Company will not without the unanimous approval of each director then in office grant to any holder of Preferred Stock the right, directly or indirectly, to cause such holder's Preferred Stock (or any stock for which such Preferred Stock is exchanged) to be redeemed, or to declare, or pay, or change the accrual rate of, any dividends (including Penalty Dividends) on any Preferred Stock (or any stock for which such Preferred Stock is exchanged), (ii) the size of the Board shall be subject to increase or decrease only by approval of the Board and the holders of the Series C Preferred, and any action by the Board of Directors shall require therefor the affirmative vote of the Applicable Number of directors (irrespective of whether elected by the Series C Preferred or otherwise), (iii) directors elected by the holders of Series C Preferred may only be removed from office by the Series C Preferred, and (iv) the directors (other than directors elected pursuant to Section 6(ii)) who shall be in office at the time of the Non-Approved Change in Control (and their successors) shall act as a nominating committee with the exclusive authority to nominate their successors.

      At any time when the right of the holders of Series C Preferred to elect directors as provided in this paragraph shall have vested, and if such right shall not already have been initially exercised within 20 days of the Start Date by the holders of the Series C Preferred, a proper officer of the Company may call a special meeting of such holders for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meeting of stockholders of the Company at such suitable place in the City of New York as is designated by such officer.

      At any meeting held for the purpose of electing directors at which holders of Series C Preferred shall have the right, voting together as a class to elect directors as provided herein, the presence, in person or by proxy, of the holders of a majority of the aggregate number of shares of Series C Preferred at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of directors pursuant hereto. At any such meeting or adjournment thereof, in the absence of a quorum, a majority of the holders of Series C Preferred, present in person or by proxy, shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting or as otherwise required by law, until a quorum shall be present.

      During any period when the holders of Series C Preferred shall have the right to vote together as a class for directors as provided herein, the directors so elected by such holders shall continue in office until their successors shall have been elected by such holders or until termination of the rights of such holders to vote as a class for directors. Immediately upon termination of the right of holders of Series C

      Preferred to vote as a class for directors as provided herein, (i) the term of office of the directors so elected shall terminate, and (ii) the number of directors shall be such number as may be provided for in the by-laws of the Company irrespective of any increase pursuant to the provisions of this paragraph.

      Notwithstanding the foregoing, nothing herein or otherwise in the Company's Certificate of Incorporation or bylaws shall limit or prevent the right of the holders of Series C Preferred from, to the fullest extent allowed by law, exercising the voting rights provided in this paragraph by written consent of a majority of the outstanding shares of Series C Preferred.

3.    Representations and Warranties.
      ------------------------------

(a) Each Holder, severally and not jointly, represents and warrants to the Company that such Holder (a) is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) and has, by reason of its or its management's business and financial experience, the ability to protect its own interests and evaluate any risks in connection with the matters contemplated by this Agreement, and (b) owns, beneficially and of record, all Preferred Shares referred to above as owned by such Holder, free and clear of all liens, encumbrances, pledges or rights of others (including, without limitation, any option, warrant, right of first offer or right of first refusal).

(b)   The Company represents and warrants to Holders as follows:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into and perform all of its obligations under this Agreement.

     (ii) This Agreement has been duly authorized and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (iii) The compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the issuance by the Company of the Preferred Stock as provided herein, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (provided the consent of the

         Company's lending banks must be obtained before the Company redeems or repurchases Preferred Stock) or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of their properties except in each case as would not, individually or in the aggregate have a effect that is materially adverse to the properties, business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or to the rights of the Holders.

      (iv) The Preferred Stock will be validly issued and outstanding, fully paid and non-assessable when issued pursuant to Section 1.

4. Expenses. The Company shall reimburse the Holders upon request in respect of
   --------  -
   the fees and expenses charged to the Holders by one firm of legal counsel and one accounting firm in connection with this Agreement, provided that such
                                                          --------
   amount reimbursed shall not exceed $75,000 in the aggregate.

5. Binding Effect. A Holder may assign its rights under this Agreement in
   --------------
   respect of Preferred Shares, but only to a transferee of such Preferred Shares; any purported assignment not in compliance with this Agreement shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

6. Applicable Law.  The laws of the State of New York shallgovern the
   --------------
   interpretation and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

7. Integration.  This Agreement, together with the exhibits and schedules
   -----------
   hereto, contains the entire understanding of the parties with respect to the subject matter hereof.

8. Descriptive Headings.  The headings in this Agreement are for convenience of
   --------------------
   reference only and shall not limit or otherwiseaffect the meaning of terms contained herein.

9. Counterparts.  This Agreement may be executed in multiple counterparts, each
   ------------
   of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile copy of a signature page shall be deemed to be an original signature page.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by one of its duly authorized officers as of the date first above written.


                              UNITED RENTALS, INC.


                              By:   /s/ Bradley S. Jacobs
                                  --------------------------------

                              Name: Bradley S. Jacobs
                              Title: Chairman & Chief Executive
                                     Officer

                              APOLLO INVESTMENT FUND IV, L.P.
                              By:  Apollo Advisors, IV, L.P.,
                              its general partner
                              By:  Apollo Capital Management IV,
                              Inc.,
                              its General Partner

                              By:   /s/ Michael S. Gross
                                  --------------------------------

                              Name: Michael S. Gross
                              Title: Vice President

                              APOLLO OVERSEAS PARTNERS IV, L.P.
                              By:  Apollo Advisors, IV, L.P.,
                              its general partner
                              By:  Apollo Capital Management IV,
                              Inc.,
                              its General Partner

                              By:   /s/ Michael S. Gross
                                  --------------------------------

                              Name: Michael S. Gross
                              Title: Vice President

                              CHASE EQUITY ASSOCIATES, L.P.
                              By:  Chase Capital Partners,
                              its General Partner



                              By:   /s/ Mitchell Blutt
                                  --------------------------------

                              Name: Mitchell Blutt
                              Title: Executive Partner


    [SIGNATURE PAGE FOR AGREEMENT DATED AS OF SEPTEMBER 28, 2001]